As filed with the Securities and Exchange Commission on June 20, 2005       Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(Address of principal executive offices)

2004 Equity Incentive Plan

(Full title of the plans)

John F. Milligan

Executive Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

(415) 693-2000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	11,197,432 shares	(3)	$43.72	$489,551,727.04	$57,620.24

(1)          This Registration Statement shall cover any additional shares of Common Stock which become issuable under the registrant’s 2004 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 15, 2005.

(3)          Additional shares that are available for grant under our 2004 Equity Incentive Plan, as amended and approved by our stockholders at our Annual Meeting of Stockholders on May 10, 2005.

INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to Instruction E of Form S-8, the contents of the registration statement on Form S-8 (No. 333-117480) relating to the Company’s 2004 Equity Incentive Plan are hereby incorporated by reference.

EXHIBITS

Exhibit Number	Description

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

3.2 (2)	Bylaws of the Registrant, as amended and restated March 30, 1999.

4.1	Reference is made to Exhibit 3.1 and Exhibit 3.2.

4.2 (3)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.

4.3 (4)	Agreement and Plan of Merger dated February 28, 1999 by and among Registrant, Gazelle Acquisition Sub, Inc. and NeXstar Pharmaceuticals, Inc.

4.5 (5)	Registration Rights Agreement dated as of December 18, 2002 between the Registrant and Goldman, Sachs & Co.

4.6 (6)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended.

(1)          Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-117420), filed on July 19, 2004, and incorporated herein by reference.

(2)          Filed as an exhibit to Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(3)          Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

(4)          Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on March 9, 1999, and incorporated herein by reference.

(5)          Filed as an exhibit to Registrant’s Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(6)          Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on October 31, 2003, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on June 20, 2005.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Martin, Ph.D., and John F. Milligan, Ph.D., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. Martin	President and Chief Executive Officer, Director (Principal Executive Officer)	June 20, 2005
John C. Martin

/s/ John F. Milligan	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 20, 2005
John F. Milligan

/s/ James M. Denny	Chairman of the Board of Directors	June 20, 2005
James M. Denny

/s/ Paul Berg	Director	June 20, 2005
Paul Berg

/s/ Etienne F. Davignon	Director	June 20, 2005
Etienne F. Davignon

/s/ Gordon E. Moore	Director	June 20, 2005
Gordon E. Moore

/s/ Nicholas G. Moore	Director	June 20, 2005
Nicholas G. Moore

/s/ George P. Shultz	Director	June 20, 2005
George P. Shultz

/s/ Gayle E. Wilson	Director	June 20, 2005
Gayle E. Wilson

EXHIBIT INDEX

Exhibit Number	Description

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

3.2 (2)	Bylaws of the Registrant, as amended and restated March 30, 1999.

4.1	Reference is made to Exhibit 3.1 and Exhibit 3.2.

4.2 (3)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.

4.3 (4)	Agreement and Plan of Merger dated February 28, 1999 by and among Registrant, Gazelle Acquisition Sub, Inc. and NeXstar Pharmaceuticals, Inc.

4.5 (5)	Registration Rights Agreement dated as of December 18, 2002 between the Registrant and Goldman, Sachs & Co.

4.6 (6)	First Amendment to Amended and Restated Rights Agreement dated as of October 29, 2003 between the Registrant and Mellon Investor Services, LLC.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included on the signature page of this registration statement).

99.1	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended.

(1)          Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (File No. 333-117420), filed on July 19, 2004, and incorporated herein by reference.

(2)          Filed as an exhibit to Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(3)          Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

(4)          Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on March 9, 1999, and incorporated herein by reference.

(5)          Filed as an exhibit to Registrant’s Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(6)          Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on October 31, 2003, and incorporated herein by reference.